Exhibit 99.(e)(1)

FIRST EAGLE FUNDS

(First Eagle Global Fund, First Eagle Overseas Fund, First Eagle U.S. Fund, First Eagle Gold Fund, First Eagle Global Income Builder Fund, First Eagle Rising Dividend Fund, First Eagle Small Cap Opportunity Fund, First Eagle U.S. Smid Cap Opportunity Fund, First Eagle Global Real Assets Fund, First Eagle High Yield Municipal Fund, First Eagle Short Duration High Yield Municipal Fund and First Eagle Core Plus Municipal Fund)

1345 Avenue of the Americas

New York, New York 10105

Underwriting Agreement

This Underwriting Agreement, is entered into as of April 3, 2025 by and between First Eagle Funds (the “Trust”), a Delaware statutory trust currently consisting of the portfolios listed on Schedule A, attached hereto, together with all other portfolios subsequently established and made subject to this Agreement and FEF Distributors, LLC, and shall become effective upon the consummation of the change of ownership of First Eagle Holdings, Inc. (“FE Holdings”), parent company of FEF Distributors, LLC.

Whereas, the Amended and Restated Underwriting Agreement entered into as of April 3, 2025 between the Trust and FEF Distributors, LLC will terminate automatically due to the event of its assignment (as defined in the 1940 Act) from the prospective change of ownership of FE Holdings;

Whereas, the Trust’s Board of Trustees has selected FEF Distributors, LLC to act as principal underwriter (as such term is defined in Section 2(a)(29) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the shares of beneficial interest of the Trust and FEF Distributors, LLC is willing to act as such principal underwriter and to perform the duties and functions of underwriter in the manner and on the conditions hereinafter set forth.

Accordingly, the Trust hereby agrees with FEF Distributors, LLC as follows:

1. Copies of Trust Documents. The Trust will furnish FEF Distributors, LLC promptly with copies of any registration statements filed by it with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

2. Registration and Sale of Additional Shares. The Trust will from time to time use its best efforts to register under the 1933 Act such authorized shares of beneficial interest not already so registered as FEF Distributors, LLC may reasonably be expected to sell as agent on behalf of the Trust. To the extent that there will be available for sale such number of shares as FEF Distributors, LLC may reasonably be expected to sell, the Trust, subject to the necessary approval of its shareholders, will, from time to time as may be necessary, increase the number of authorized shares. This Agreement relates to the issue and sale of shares that are duly authorized and registered and available for sale by the Trust, including repurchased and redeemed shares if and to the extent that they may be legally sold and if, but only if, the Trust sees fit to sell them. FEF Distributors, LLC and the Trust will cooperate in taking such action as may be necessary from time to time to qualify shares of the Trust for sale in New York and in any other states mutually agreeable to FEF Distributors, LLC and the Trust, and to maintain such qualification, provided that such shares are duly registered under the 1933 Act.

The Trust represents to FEF Distributors, LLC that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act and under the 1940 Act with respect to the shares have been prepared in conformity with the requirements of said Acts and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to FEF Distributors, LLC that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust’s counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from FEF Distributors, LLC to do so with respect to a material change, FEF Distributors, LLC may, at FEF Distributors, LLC’s option, terminate this Agreement or decline to make offers of the Trust’s securities until such amendments are made. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving FEF Distributors, LLC reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

3. Solicitation of Orders. FEF Distributors, LLC will use its best efforts (but only in states in which FEF Distributors, LLC may lawfully do so) to obtain from investors orders for shares of beneficial interest of the Trust authorized for issue by the Trust and registered under the 1933 Act, provided that FEF Distributors, LLC may in its discretion refuse to accept orders for shares from any particular applicant. FEF Distributors, LLC may, as agent for the Trust, solicit dealers for orders to purchase shares of beneficial interest of the Trust and may enter into selling agreements with any such dealers, the form of such agreements to be as mutually agreed upon, from time to time, by FEF Distributors, LLC and the Trust. Each dealer must be a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a foreign dealer not eligible for membership in FINRA who has agreed in acting under the selling agreement to abide by the rules and regulations of FINRA and not to use the United States mails or any means of interstate commerce in connection with the sales of such shares unless such foreign dealer is registered under the Securities Exchange Act of 1934, as amended, or such registration is not required.

4. Sale of Shares. Subject to the provisions of paragraph 5 hereof and to such minimum purchase requirements as may from time to time be currently indicated in the Trust’s prospectus, FEF Distributors, LLC is authorized to sell as agent on behalf of the Trust authorized and unissued shares of beneficial interest of the Trust registered under the 1933 Act. Such sales may be made by FEF Distributors, LLC on behalf of the Trust by transmitting promptly any orders received by FEF Distributors, LLC for the purchase and redemption of shares to the Trust’s transfer agent. The sales price to the public of such shares shall be the public offering price as defined in paragraph 6 hereof.

Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of the Trust’s shares not in the best interest of the Trust, the parties hereto may decline to accept any orders for, or make any sales of, any shares until such time as those parties deem it advisable to accept such orders and to make such sales, and both parties shall mutually agree to any such determination.

5. Sale of Shares to Investors by the Trust. Any right granted to FEF Distributors, LLC to accept orders for shares or make sales on behalf of the Trust will not apply to shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all the assets of any investment company or substantially all the outstanding shares of any such Trust, and such right shall not apply to shares that may be offered by the Trust to shareholders by virtue of their being shareholders of the Trust, including shares issued in payment of any dividend or distribution by the Trust.

6. Public Offering Price. All shares of the Trust sold to investors by FEF Distributors, LLC as agent for the Trust will be sold at the public offering price. The public offering price for all accepted orders will be the net asset value per share next computed after receipt of such an order, plus any applicable sales charge adjusted to the nearest full cent, as may from time to time be currently indicated in the Trust’s prospectus with

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respect to such order. Net asset value per share shall be computed in the manner provided in the Trust’s Declaration of Trust, as now in effect or as it may be amended. The time of receipt of such an order shall be the time of its receipt by FEF Distributors, LLC or by a dealer selected by FEF Distributors, LLC as provided in paragraph 3 if transmitted on the day of receipt by such dealer to FEF Distributors, LLC prior to the close of its business on that day. The Trust will not, without notifying FEF Distributors, LLC in advance, change the sales charges or dealer discounts applicable to the sales of its shares from those set forth in its then-current prospectus. FEF Distributors, LLC may also purchase as principal shares of the Trust’s beneficial interest at net asset value and sell such shares at the public offering price.

7. Underwriting Discount. The Trust shall receive from FEF Distributors, LLC the applicable net asset value on all orders for sales of shares of beneficial interest accepted by FEF Distributors, LLC as agent of the Trust if the net sale price thereof has been deemed, in accordance with the Trust’s Declaration of Trust, to be an asset of the Trust in connection with a computation of net asset value for the sale of any other shares or the purchase or redemption of any shares. FEF Distributors, LLC shall be entitled to retain so much of the difference between the public offering price and the applicable net asset value as is not reallowed by FEF Distributors, LLC as a discount to dealers. Such reallowance shall be the same for all dealers and shall conform to such dealer discounts, if any, as may from time to time be currently indicated in the Trust’s prospectus. FEF Distributors, LLC will reimburse the Trust for any increase in any issue tax paid by it which is attributable to such sales charge.

8. Notice of Sale; Delivery of Payments. FEF Distributors, LLC will promptly notify the Trust’s transfer agent or shareholders’ servicing agent of any orders for sales of shares of beneficial interest accepted by FEF Distributors, LLC, and FEF Distributors, LLC will deliver to the Trust’s shareholders’ servicing agent all payments pursuant to orders for sales accepted by FEF Distributors, LLC no later than the first business day following the receipt by FEF Distributors, LLC in its home office of such payments, and, unless payment is not required under paragraph 7, in no event later than seven days after the receipt by FEF Distributors, LLC of such order, or, in case an extension of time is granted by FINRA, to the dealer submitting the order, in no event later than the expiration of such extension of time.

9. Purchase of Shares. FEF Distributors, LLC is authorized to purchase as agent on behalf of the Trust shares of beneficial interest of the Trust from record holders thereof. Such purchases may be made by FEF Distributors, LLC on behalf of the Trust by accepting orders placed with FEF Distributors, LLC by such holders. The purchase price per share for all accepted orders will be the net asset value per share next computed after receipt of such an order, in the manner provided in the Trust’s Declaration of Trust, as now in effect or as it may be amended. The time of receipt of such an order shall be the time of its receipt by FEF Distributors, LLC or by a dealer selected by FEF Distributors, LLC as provided in paragraph 3 if transmitted on the day of receipt by such dealer to FEF Distributors, LLC prior to the close of its business on that day. FEF Distributors, LLC will promptly notify the Trust’s transfer agent or shareholders’ servicing agent of any such order accepted by FEF Distributors, LLC and will, if the shares subject to such order have been deemed to be no longer outstanding in connection with a computation of net asset value for the sale of any shares by the Trust or the purchase or redemption of any shares by it, deliver to such agent a proper request for purchase of such shares by the Trust and any stock certificates for such shares not later than the first business day following the receipt by FEF Distributors, LLC in its home office of such request and certificates, and in no event later than seven days after the receipt by FEF Distributors, LLC of such order.

10. Suspension of Sales and Purchases. If and whenever the determination of net asset value is suspended pursuant to the Trust’s Declaration of Trust, and such suspension has become effective, until such suspension is terminated, no further orders for the sale or purchase of shares shall be accepted by FEF Distributors, LLC except such orders placed with FEF Distributors, LLC before FEF Distributors, LLC had knowledge of the suspension. In addition, the Trust reserves the right to suspend sales and purchases and its authority to accept orders for sales and purchases of shares on behalf of the Trust if, in the judgment of a majority of its Board of Trustees or a majority of the Executive Committee of its Board of Trustees, if such Committee exists, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no shares will be sold or purchased by the Trust or by FEF Distributors, LLC on behalf of the Trust while such suspension remains in effect except for shares necessary to cover orders accepted by FEF Distributors, LLC

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before FEF Distributors, LLC had knowledge of the suspension. The Trust will notify FEF Distributors, LLC promptly of any such suspension of the determination of net asset value or of any such suspension of sales and purchases of shares.

The Trust agrees to advise FEF Distributors, LLC immediately in writing:

(a) of any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information;

(b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

(c) of the happening of any event, to the best of its knowledge, which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC that materially affect the performance of its services under this Agreement.

11. Expenses. The Trust will pay all fees and expenses in connection with the preparation and filing of any registration statement and prospectus or amendments thereto under the 1933 Act covering the issue and sale of its shares and in connection with the qualification of shares for sale in the various states and countries in which the Trust shall determine it advisable to qualify such shares for sale, the costs of all stock certificates and the fees and expenses of its transfer agent or shareholders’ servicing agent or registrar. It will also pay any issue taxes (subject to partial reimbursement under paragraph 7 hereof). FEF Distributors, LLC will pay all expenses of printing prospectuses and other sales literature (except copies of prospectuses and other sales literature which may from time to time be sent to existing shareholders of the Fund), all fees and expenses in connection with its qualification as a dealer in the various states and countries, and all other expenses in connection with the sale and offering for sale of the shares of the Trust which are not payable by the Trust pursuant to the provisions of this paragraph 11.

12. Conformity with Law. FEF Distributors, LLC agrees that in selling and purchasing the shares of the Trust FEF Distributors, LLC will duly conform in all respects with the laws of the United States and any state or country in which such shares may be offered for sale by FEF Distributors, LLC pursuant to this Agreement.

13. Indemnification. FEF Distributors, LLC agrees to indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which the Trust or such Trustees, officers or controlling person may become subject under such Act or under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person or the sale of any shares by any person to the Trust through FEF Distributors, LLC which (i) may be based upon any wrongful act by FEF Distributors, LLC or any of its employees or representatives or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by FEF Distributors, LLC; provided, however, that in no case is its indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement.

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The Trust agrees to indemnify and hold harmless FEF Distributors, LLC and each of its directors and officers and each person, if any, who controls FEF Distributors, LLC within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation expenses (including legal and other expenses) to which FEF Distributors, LLC or such directors, officers or controlling person may become subject under such Act or under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person or the sale of any shares by any person to the Trust through FEF Distributors, LLC which (i) may be based upon any wrongful act by the Trust or any of its employees or representatives, or (ii) except as described in clause (ii) of the preceding paragraph, may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering shares of the Trust or any amendment thereof or supplement thereto or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in no case is the Trust’s indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement. FEF Distributors, LLC hereby waives any rights to indemnification concerning its obligations and duties hereunder to which FEF Distributors, LLC might be entitled under the Trust’s By-Laws.

FEF Distributors, LLC is not authorized to give any information or to make any representations on behalf of the Trust in connection with the sale or purchase of shares of the Trust other than the information and representations contained in a registration statement or prospectus covering shares of the Trust, as such registration statement and prospectus may be amended or supplemented from time to time. No person other than FEF Distributors, LLC is authorized to act as agent for the Trust in connection with the offering or sale of shares of the Trust to the public or otherwise.

14. Duration and Termination of this Agreement. Upon the commencement of this Agreement, the Agreement will continue from year to year, but only so long as (after an initial two-year term) such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust. In addition, the Trust may not renew or perform this Agreement unless the terms thereof and any renewal thereof have been approved by the vote of a majority of Trustees of the Trust who are not interested persons of FEF Distributors, LLC or of the Trust cast at a meeting called for the purpose of voting on such approval in accordance with the 1940 Act. This Agreement may, on 60 days’ written notice, be terminated at any time without the payment of any penalty by the Board of Trustees of the Trust, by vote of a majority of the outstanding voting securities of the Trust, or by FEF Distributors, LLC. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this paragraph 14, the definitions contained in Section 2(a) of the 1940 Act and rules thereunder (particularly the definitions of “interested person”, “assignment”, “voting security” and “vote of a majority of the outstanding voting securities”) shall be applied.

15. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws, it should notify FEF Distributors, LLC of the form of such amendment, and the reasons therefor, and if FEF Distributors, LLC should decline to assent to such amendment, the Trust may terminate this Agreement forthwith. If FEF Distributors, LLC should at any time request that a change be made in the Trust’s Declaration of Trust or By-Laws, or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC or of a national securities association of which FEF Distributors, LLC is or may be a member, relating to the sale of the shares of the Trust, and the Trust should not make such necessary change within a reasonable time, FEF Distributors, LLC may terminate this Agreement forthwith.

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16. Miscellaneous.

(a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b) The Trust recognizes that, except to the extent otherwise agreed to by the parties hereto, its directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FEF Distributors, LLC or its affiliates may enter into distribution or other agreements with other corporations and trusts.

(c) In the event that the Board of Trustees of any additional portfolios indicates by vote that such portfolios are to be made parties to this Agreement, whether such portfolios were in existence at the time of the effective date of this Agreement or subsequently formed, Schedule A hereto shall be amended to reflect the addition of such new portfolios and such new portfolios shall thereafter become parties hereto. In the event that any of the portfolios on Schedule A terminates its registration as a management investment company, or otherwise ceases operations, Schedule A shall be amended to reflect the deletion of such portfolio and its various classes.

(d) This Agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of laws.

(e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

(f) FEF Distributors, LLC also agrees that if, as a result of its breach of this warranty, the Trust is subjected to any fine, penalty, or other regulatory sanction or damages, FEF Distributors, LLC will reimburse the Trust for such fine, penalty or damages and any related costs and expenses, including but not limited to attorney fees and expenses.

[Remainder of page intentionally left blank; signature page follows]

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First Eagle Funds

By:	/s/ Sheelyn Michael
	Name:	Sheelyn Michael
	Title:	Secretary

The foregoing Agreement is hereby accepted as of the date thereof.

FEF Distributors, LLC

By:	/s/ Frank Riccio
	Name:	Frank Riccio
	Title:	Senior Vice President
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SCHEDULE A

FIRST EAGLE FUNDS

First Eagle Global Fund

First Eagle Overseas Fund

First Eagle U.S. Fund

First Eagle Gold Fund

First Eagle Global Income Builder Fund

First Eagle Rising Dividend Fund

First Eagle Small Cap Opportunity Fund

First Eagle U.S. Smid Cap Opportunity Fund

First Eagle Global Real Assets Fund

First Eagle High Yield Municipal Fund

First Eagle Short Duration High Yield Municipal Fund

First Eagle Core Plus Municipal Fund

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